UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 22, 2016

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street     Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On April 22, 2016, Twin Disc, Incorporated (“Company”) entered into a revolving Credit Agreement (the “Credit Agreement”) with Bank of Montreal (“BMO”). Pursuant to the Credit Agreement, the Company may, from time to time prior to the maturity date, enter into revolving credit loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) in amounts not to exceed, in the aggregate, $40,000,000.00 (the “Revolving Credit Commitment”). The Revolving Credit Commitment may be increased under the Credit Agreement by an additional $10,000,000.00 so long as there exists no default and certain other conditions specified in the Credit Agreement are satisfied. The Credit Agreement also allows the Company to obtain letters of credit from BMO, which if drawn upon by the beneficiary thereof and paid by BMO, would become Revolving Loans.

In general, each Revolving Loan will bear interest at a “Eurodollar Rate,” which is calculated as follows:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

In calculating the Eurodollar Rate, the Eurodollar Base Rate is equal to the rate per annum of the one-month ICE Benchmark Administration LIBOR Rate, and the Eurodollar Reserve Percentage is a reserve percentage under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement with respect to Eurocurrency funding.

If the Eurodollar Rate is not available, or if Eurodollar Rate Loans are not available under the terms of the Credit Agreement, Revolving Loans will bear interest at the highest of the following rates: (a) the rate of interest announced by BMO from time to time as its prime rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) Eurodollar Rate for one-month Interest Periods plus 1.00%.

In addition to the monthly interest payments and any mandatory principal payments required by the Credit Agreement (if applicable), the Company will be responsible for paying a quarterly “Unused Fee” equal to 0.15% of the average daily unused portion of the Revolving Credit Commitment. The Company may prepay the Revolving Loans (or any Revolving Loan), subject to certain limitations.

The Credit Agreement contains provisions that would allow BMO to assign its commitment to make Revolving Loans to other lenders with the consent of the Company, and, if multiple lenders are permitted to make Revolving Loans, the Credit Agreement would also allow other lenders to make “Swing Line Loans” (as defined in the Credit Agreement). In such event, BMO would serve as administrative agent for all lenders. As of the effective date of the Credit Agreement, BMO is the sole lender and letter of credit issuer, and the Swing Line Loan provisions of the Credit Agreement are not operative.

Borrowings under the Credit Agreement are secured by substantially all of the Company’s personal property, including accounts receivable, inventory, machinery and equipment, and intellectual property, and the personal property of Mill-Log Equipment Co., Inc. (“Mill-Log”), a wholly-owned domestic subsidiary of the Company. The Company has also pledged 100% of its equity interests in certain domestic subsidiaries and 65% of its equity interests in certain foreign subsidiaries. The Company has entered into a Security Agreement, IP Security Agreement and Pledge Agreement with BMO, and Mill-Log has entered into a Guaranty Agreement, Guarantor Security Agreement and Pledge Agreement with BMO, which collectively grant BMO a security interest in these assets and holdings as administrative agent for itself and other lenders that may enter into the Credit Agreement. The Company has also entered into a Negative Pledge Agreement with BMO, pursuant to which it has agreed not to sell, lease or otherwise encumber real estate that it owns except as permitted by the Credit Agreement and the Negative Pledge Agreement. Within thirty (30) days after the beginning of a Dominion Trigger Period (as described below), the Company and Mill-Log will execute and deliver mortgages to BMO on all real estate owned by them at such time to further secure borrowings under the Credit Agreement.

Upon the occurrence of an event of default, BMO may declare all amounts outstanding under the Credit Agreement to be immediately due and payable. If an event of default occurs and continues beyond all applicable cure periods, or if availability under the Credit Agreement is less than the greater of 15% of the Aggregate Revolving Credit Commitments and $6,000,000.00, a “Dominion Trigger Period” shall commence, during which BMO may exercise control over certain of the Company’s and Mill-Log’s bank accounts. A Dominion Trigger Period shall continue until the date that during the previous 30 consecutive days, all events of default have been cured or waived, and availability has been greater than the greater of 15% of the Aggregate Revolving Credit Commitments at such time and $6,000,000.00. Unless terminated earlier pursuant to the terms of the Credit Agreement, the Revolving Credit Commitment shall terminate, and the Revolving Loans shall mature, on April 22, 2021.

A copy of the Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The above description of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1. Copies of the Security Agreement, IP Security Agreement, Guaranty Agreement, Guarantor Security Agreement, Pledge Agreement, and Negative Pledge Agreement (collectively, the “Ancillary Agreements”) are attached to this report as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, and are incorporated herein by reference. The above descriptions of the Credit Agreement and the Ancillary Agreements are qualified in their entirety by reference to the Exhibits attached hereto.

Item 1.02     Termination of Material Definitive Agreements

On April 22, 2016, the Company also terminated the Amended and Restated Loan Agreement for $40,000,000 Revolving Credit between the Company, Twin Disc International, S.P.R.L., and Wells Fargo Bank, National Association dated February 1, 2016 (as it may have been amended, extended or modified) (the “Wells Fargo Agreement”). The Company paid the full outstanding amounts owed under the Wells Fargo Agreement as of April 22, 2016, which totaled $11,872,132. The Company did not incur any early termination penalties in connection with the termination of the Wells Fargo Agreement.

On April 21, 2016, the Company terminated its Amended and Restated Note Purchase and Private Shelf Agreement dated June 30, 2014, as subsequently amended (the “Prudential Agreement”), with the following entities: (a) PGIM, Inc. (formerly Prudential Investment Management, Inc.), (b) The Prudential Insurance Company of America, (c) Pruco Life Insurance Company, (d) Pruco Life Insurance Company of New Jersey, (e) Security Benefit Life Insurance Company, Inc., (f) Prudential Annuities Life Assurance Corporation, and (g) Mutual of Omaha Insurance Company. No amounts were outstanding under the Prudential Agreement when it was terminated, and the Company did not incur any termination penalties in connection with the termination of the Prudential Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Credit Agreement Between Twin Disc, Incorporated and Bank of Montreal, dated April 22, 2016
10.2	Security Agreement Between Twin Disc, Incorporated, Mill-Log Equipment Co., Inc., and Bank of Montreal, dated April 22, 2016
10.3	IP Security Agreement Between Twin Disc, Incorporated and Bank of Montreal, dated April 22, 2016
10.4	Pledge Agreement Between Twin Disc, Incorporated, Mill-Log Equipment Co., Inc. and Bank of Montreal, dated April 22, 2016
10.5	Guaranty Agreement Between Mill-Log Equipment Co., Inc. and Bank of Montreal, dated April 22, 2016
10.6	Guarantor Security Agreement Between Mill-Log Equipment Co., Inc. and Bank of Montreal, dated April 22, 2016
10.7	Negative Pledge Agreement Between Twin Disc, Incorporated and Bank of Montreal, dated April 22, 2016

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 26, 2016	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary